Exhibit 10.10

Coeur Mining, Inc.
Cash-Settled Stock Appreciation Rights Award Agreement
(2003 Long-Term Incentive Plan)

You have been selected to be a Participant in the Amended and Restated 2003 Long-Term Incentive Plan of Coeur Mining, Inc. (the “Plan”), as specified below
Participant:
Date of Grant:
Number of Cash-Settled Stock Appreciation
Rights Covered by This Award:
Stock Appreciation Right Price:
Date of Expiration:

THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of cash-settled stock appreciation rights (SARs) by Coeur Mining, Inc., a Delaware corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing the SARs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Agreement’s terms shall completely supersede unless expressly prohibited by the Plan. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.    Grant of Cash-Settled Stock Appreciation Rights. The Company hereby grants to the Participant cash-settled stock appreciation rights (SARs) as set forth above, at the stated Stock Appreciation Right Price, which is one hundred percent (100%) of the Fair Market Value of a Share of Company stock on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.

Except as may otherwise be provided in Sections 3 or 4, the SARs granted hereunder are granted on the condition that the Participant remains an Employee of the Company from the Date of Grant through (and including) each of the separate dates on which the SARs becomes exercisable, as set forth below in Section 2. This grant of the SARs shall not confer any right to the Participant (or any other Participant) to be granted SARs or other Awards in the future under the Plan.
2.    Exercise of SARs. Except as hereinafter provided, the Participant may exercise the SARs at any time after they vest pursuant to the vesting schedule set forth below, provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as set forth on page 1 of this Agreement).

Date	Number of SARs Which Become Exercisable	Cumulative Number of SARs Available for Redemption

The SARs may be exercised in whole or in part, but not for less than 50 SARs at any one time, unless fewer than 50 SARs then remain subject to the Award, and the SARs then being exercised as to all such remaining SARs.
3.    Termination of Employment.

(a)
By Death. In the event the employment of the Participant is terminated due to death, all outstanding SARs not yet vested shall become immediately fully vested and, along with all previously vested SARs, shall remain exercisable until the earlier of the Date of Expiration or the first anniversary of the Participant’s date of death, by such person or persons as shall have been named as the Participant’s beneficiary, or by such persons that have acquired the Participant’s rights under the Award by will or by the laws of descent and distribution. In the event the Participant dies within three (3) months following the termination of the Participant’s employment, all SARs that were vested as of such Participant’s termination of employment, shall remain exercisable until the earlier of the Date of Expiration or the first anniversary of the Participant’s date of death, by such person or persons as shall have been named as the Participant’s beneficiary, or by such persons that have acquired the Participant’s rights under the Award by will or by the laws of descent and distribution.

(b)
By Disability. In the event the employment of the Participant is terminated due to Disability, all outstanding SARs not yet vested shall become immediately fully vested and, along with all previously vested SARs, shall remain exercisable until the earlier of the Date of Expiration or the first anniversary of the date that the Committee determines the definition of Disability to have been satisfied. For the purposes of this Agreement, “Disability” shall mean the date upon which the Participant becomes entitled to receive benefits pursuant to the Company’s long-term disability plan then in effect.

(c)
By Retirement. In the event the employment of the Participant is terminated due to Retirement, all outstanding SARs not yet vested shall become immediately vested and, along with all previously vested SARs, shall remain exercisable until the earlier of the Date of Expiration or the third (3rd) anniversary of the Participant’s effective date of Retirement. For the purposes of this Agreement, “Retirement” shall mean: (i) any termination of the Participant’s employment other than for Cause after the Participant has attained sixty-five (65) years of age and completed a total of ten (10) or more consecutive years of employment with the Company; or (ii) a retirement approved by the Board.

(d)	Termination for Cause. If the employment of the Participant shall be terminated for Cause, the Participant shall forfeit all of the unexercised SARs, whether vested or not.

(e)
For Other Reasons. If the employment of the Participant shall terminate for any reason other than the reasons set forth in this Section 3(a) through 3(d) herein, all previously vested SARs shall remain exercisable until the earlier of the Date of Expiration or the date occurring three (3) months from the effective date of termination. All unvested SARs at the date of termination shall immediately terminate, and shall be forfeited to the Company.

4.    Change in Control. Notwithstanding anything to the contrary in this Agreement, if the Participant’s employment is terminated by the Company for any other reason except Cause within two years of a Change in Control, all of the SARs subject to this Award shall become immediately vested and shall remain exercisable until the earlier of the Date of Expiration, or the first anniversary (or such later date as would otherwise apply under Section 3 hereof) of the effective date of the Participant’s termination of employment other than for Cause. If the termination is for Cause Section 3(d) shall control.
5.    Restrictions on Transfer. This Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Award grant shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
6.    Clawback Policy. The Participant hereby acknowledges and agrees that the Participant and the award evidenced by this Agreement are subject to the Company’s Clawback Policy as amended from time to time. To the extent the Participant is subject to the Policy, the terms and conditions of the Policy are hereby incorporated by reference into this Agreement.
7.    Procedure for Exercise of Stock Appreciation Right. These SARs may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of its Vice President Human Resources and Communication. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) subject to Section 2, shall specify the number of SARs then elected to be redeemed with respect to the Award; and (c) shall be accompanied by a copy of this Agreement. In the alternative these SARs may be exercised electronically, to the extent permitted, and in a manner approved, by the Company.
Upon exercise of the SARs, the Company shall as promptly as practicable after receipt of notice, make payable to the Participant or his or her legal representative, as the case may be, the full difference between the Fair Market Value at the time of exercise and the Stock Appreciation Right Price stated above. Said payment may be considered taxable earnings for the Participant, his or her legal representative, beneficiary or estate. The Company shall have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.
If the SARs subject to this Award shall have been exercised in full, this Agreement shall be returned to the Company and canceled.
8.    Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Vice President Human Resources and Communication of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
9.    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the SARs subject to this Agreement.
10.    Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time. A transfer of the Participant’s employment between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
11.    Miscellaneous.

(a)
This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)
The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(d)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)
All obligations of the Company under the Plan and this Agreement, with respect to this Award, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.
Coeur Mining, Inc.    Participant
By: ___________________________

_______________________________        ____________________________
Participant’s Signature